As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-125744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

California	77-0225590
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1171 Sonora Court

Sunnyvale, California  94086

(408) 735-9110

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bing Yeh

Chairman of the Board of Directors, President and Chief Executive Officer

Silicon Storage Technology, Inc.

1171 Sonora Court

Sunnyvale, California 94086

(408) 735-9110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark P. Tanoury, Esq.	Laura M. Medina, Esq.
Cooley Godward LLP	Cooley Godward LLP
Five Palo Alto Square	380 Interlocken Crescent
3000 El Camino Real	Suite 900
Palo Alto, CA 94306	Broomfield, CO 80021
(650) 843-5000	(720) 566-4022

Termination of Offering and Removal
of Securities from Registration

As of June 5, 2006, the Selling Shareholders had completed the sale to the public of an aggregate of 1,126,108 shares of Common Stock of the Registrant pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 10, 2005 (Registration No. 333-125744) and related prospectus dated June 28, 2005, and 3,232,147 shares of Common Stock of the Registrant remained available for sale thereunder.

Pursuant to the Share Purchase Agreement, dated April 11, 2005, by and among the Registrant; SST International Limited, a private limited company organized under the laws of the Cayman Islands and wholly-owned subsidiary of Registrant, Actrans Systems, Inc., a company limited by shares incorporated and existing under the laws of the Republic of China; and Chiou-Feng Chen, C.K. Cheng, Cheng-Fong Chen, Ming-Lin Hsieh and Luo-Lung Yen, acting as attorneys-in-fact for the Shareholders, the Registrant agreed to use its reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) April 11, 2006 or (ii) such time as all the shares covered by the Registration Statement have been sold.

Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Securities and Exchange Commission, the Registrant hereby removes from registration 3,232,147 shares of Common Stock of the Registrant registered thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on the 8th day of June, 2006.

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Bing Yeh
Bing Yeh
Chairman of the Board of Directors,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

Chairman of the Board of Directors,
/S/ BING YEH		President and Chief Executive Officer	June 8, 2006
Bing Yeh		(Principal Executive Officer)

/S/ ARTHUR O. WHIPPLE		Vice President, Finance and Chief Financial Officer	June 8, 2006
Arthur O. Whipple		(Principal Financial and Accounting Officer)

/S/ YAW WEN HU*		Executive Vice President, Chief Operating Officer	June 8, 2006
Yaw Wen Hu		and Director

/S/ TSUYOSHI TAIRA*		Director	June 8, 2006
Tsuyoshi Taira

/S/ YASUSHI CHIKAGAMI*		Director	June 8, 2006
Yasushi Chikagami

/S/ RONALD CHWANG*		Director	June 8, 2006
Ronald Chwang

/S/ TERRY NICKERSON*		Director	June 8, 2006
Terry Nickerson

*By:	/S/ BING YEH		June 8, 2006
Bing Yeh
Attorney-in-Fact